Exhibit 10.6

SHENZHEN CITY

EMPLOYMENT AGREEMENT

(For Full Time Employee)

Edited by Shenzhen City Labor and Social Security Bureau

Party A (Employer)		Party B (Employee)
Name	New Energy Systems Group	Name	Fushun Li
Address		Sex	Male
Legal (Major) Representative	Fushun Li	ID Number	420700196302085016
Contactor		Address
Phone Number	13926544702	Phone Number	13926544702

According to Labor law of The People’s Republic of China (refer as Labor Law) and Labor Agreement Law of The People’s Republic of China (refer as Labor Agreement Law), Party A and Party B sign and obey this agreement which is based on legal, fair, free will and honest principle.

1.	Term of agreement

A.	Party A and Party B agreed the following method _a_ to determine the term of this agreement.

a.	Fixed term: From July 1, 2009 to July 1, 2012.

b.	No limited term: Start from _____________________.

c.	Term will be due when project finished: Start from ______________ till project is completed.

B.	Probation: N0

2.	Job description and location

Party B’s job description (or position):       CEO
Party B’s job location: ________________________.

3.	Working hours and vacation

A.	Party A and Party B agreed the following method _a_ to determine Party B’s working hours.

a.	Standard working hours: _8_ hours a day (no more than 8 hours); _40_ hours per week (no more than 40 hours); at least one holiday per week.

b.	No fixed working hours: After approved by Labor and Social Security Administration Department, Party B’s job implements no fixed working hours.

c.	Comprehensive working hours: After approved by Labor and Social Administration Department, Party B’s job implements comprehensive working hours.

B.	If Party A needs to extend working hours due to operation, the process should comply with the regulation No.41 of Labor Law.

C.	Party B is entitled to have national holiday, marriage leave, maternity leave, bereavement leave and other holidays.

D.	Other holidays or vacation arrangement: ________________________________.

4.	Compensation

A.	Party A set up compensation regulation in accordance with law and inform Party B. The compensation Party A pay to Party B could not lower than the lowest limit required by the government.

B.	Party B’s compensation: RMB$ 10,000 per month.

C.	Party A will pay on 10th in each month and need to pay to Party B at least one time per month.

D.	Party B’s compensation for extra working hours, paid vacation, and special situation will be implemented in accordance with the relevant law and regulations.

E.	Other agreement for compensation: ______________________________.

5.	Social insurance and benefit

A.	Party A and Party B comply with national, province, and city’s regulation to apply social insurance and pay social insurance premium.

B.
If Party B got sick or hurt but not related to work, Party B should be entitled treat period and payment for treat period by Party A in accordance with national, province, and city’s relevant regulations.

C.
If Party B got occupational disease and hurt due to his job, Party A should process this situation in accordance with Occupational Disease Prevention, Business Insurance Regulation and other relevant laws.

D.	Party A provides Party B the following benefits: ________________________________.

6.	Labor protection, working condition, Protection against occupational hazards

A.	Party A provides a clean and safe working environment and necessary protection supplies in accordance with the relevant regulations to protect Party B’s safety and health.

B.	Party A provides special protection for female employees and un-adult employees in accordance with the relevant regulations.

C.	Party B engages in___________ which may cause ____________occupational hazards, Party A implement ______________________ protection process and provide healthy check for Party B _____ time per year.

D.	Party B is entitled to refused Party A’s illegal comments to work in the dangerous situation. Party B is entitled to ask for change or report to relevant department.

7.	Regulation

A.	Party A set regulation in accordance with the law and should inform Party B.

B.	Party B should comply with national relevant laws and Party A’s regulation; complete assigned project on time; improve career skills; obey safety operation regulation and professional Ethics.

C.	Party B should comply with the relevant regulation regarding to birth control by him or herself.

8.	Amendment of agreement

The agreement could be amended after agreed by both sides. The amendment of this agreement should be written and both sides should keep one.

9.	Cancellation and termination of agreement

A.	The agreement could be cancelled after agreed by both sides.

B.	Party B should have written notice to Party A 30 days in advance.

C.	If Party A have the following situation, Part B could notice Party A to terminate the agreement:

a.	Did not provide labor protection and condition in accordance with the agreement;

b.	Did not full pay compensation on time;

c.	Did not pay social insurance premium for Party B in accordance with the law;

d.	Party A’s regulation against the law and regulations which damage Party B’s right and benefits;

e.	Party A enforce or cheat Party B to sign or modify this agreement under unwilling situation which make this agreement has no legal effect;

f.	Party A escapes its legal responsibilities and omit Party B’s rights;

g.	Party A against law and other relevant administrative regulations;

h.	Other situations which allow Party B to terminate this agreement in accordance with the law and relevant regulations.

D.	If Party A enforces Party B to work by illegal methods such as violation and threaten, Party B could terminate this agreement immediately without informing Party A in advance.

E.	If Party B has the following situations, Party A could cancel the agreement:

a.	Being approved unsuitable during probation;

b.	Violate Party A’s regulation seriously;

c.	Seriously missed job duty and violated professional Ethic to cause Party A’s huge lost;

d.	Party B works for others at same time which caused seriously effect on his or her job duty with Party A;

e.	Party B enforce or cheat Party A to sing or modify this agreement under unwilling situation which make this agreement has no legal effect;

f.	Being invested criminal responsibility.

F.	Under the following situation, Party A could terminate the agreement by sending a written notice 30 days in advance to Party B or paying Party B additional one month compensation:

a.	Party B got sick or hurt but not due to job and cannot implement the same job after regulated treat period is due and cannot implement the other job which Party A assigned;

b.	Party B cannot fulfill his or her job duty, even after training and job adjustment, still cannot handle;

c.	The environment has significant change which causes the employment agreement could not be implemented. After negotiation, both sides still cannot achieve agreement;

G.
Under any one of the following situation, Party A needs to downsize more than 20 employees  or fire less than 20 employees but more than 10% of total Party A’s employees, Party A should explain the situation to Union or all employees 30 days in advance. After listening the opinion from Union or employees and reporting to Labor and Social Security Administration Department, Party A could downsize:

a.	Restructure in accordance with the bankruptcy law;

b.	Operation meet significant difficulties;

c.	Change of business’ direction, important technical change and adjustment of operation, downsizing still need after amended the agreement;

d.	The environment has significant change which causes the employment agreement could not be implemented.

H.	Employment agreement should be terminated under any of the following situation:

a.	Employment agreement’s term is expired;

b.	Party B starts to be entitled to have retirement benefit;

c.	Party B dead or is announced dead or missing by the local Court;

d.	Party A is announced bankruptcy;

e.	Party A’s business become ineffective and was force to closed or dismissed;

f.	Other situations in accordance with the laws and regulations.

10.	Economic compensation

A.	Under any one of the following situation, Party A could ask economic compensation from Party B:

a.	Party A informs Party B and achieve agreement to cancel the agreement in accordance with the term 9-A of this agreement;

b.	Party B requests to cancel the agreement in accordance with the term 9-C and 9-D of this agreement;

c.	Party A requests to cancel the agreement in accordance with the term 9-F of this agreement;

d.	Party A requests to cancel the agreement in accordance with the term 9-G of this agreement;

e.
Except the situation which Party A maintains or increases the terms of the agreement to extend this agreement but refused by Party B, the agreement is cancelled in accordance with the term 9-H of this agreement;

f.	The agreement is cancelled in accordance with the term 9-F-d and 9-F-e of this agreement;

g.	Other situations in accordance with the laws and regulations.

B.
When the agreement is cancelled or terminated, the offering of the economic compensation should comply with the Labor Agreement Law and other relevant regulations. If Party A need to pay to Party B, it should be paid when Party B implements the transfer of the job.

11.	Process of cancellation of the agreement

When Party A and Party B decide to terminate this agreement, Party B should implement the job transfer in accordance with the agreement between both sides. Party A should provide written approval and implement document and social insurance transfer within 15 days.

12.	Controversy process

When controversy happened, both sides should try to negotiate first. If negotiation does not work, they could get help from Union or Labor Dispute Meditation Committee; or be judged by Labor Dispute Meditation Committee directly. If no objection with the result, both sides should implement accordingly. If any Party has objection with the result, this Party could bring this case into court.

13.	Other additional terms which both sides would like to add:
_______________________________________________________________________

14.	Others

A.	Any insufficient terms or any current term violated with current laws and regulations should comply with the current laws and regulation.

B.	This agreement will enter into force once signed by both sides. Any modify or unauthorized signature will cause this agreement ineffective.

C.	This agreement has two copies and both sides keep one.

Party A: (Seal)  New Energy Systems Group                Party B: (Signature) Fushun Li

Legal (major) representative: Fushun Li

July 1, 2009                                                                        July 1, 2009

According to the 10th term of Labor Agreement Law: A written employment agreement is necessary when established employment relationship. According to the 16th term of Labor Agreement Law, the employment agreement should be negotiated and agreed by employer and employee; signed by both sides for entering into force. The agreement should have two copies and both sides keep one.

After obtaining this agreement, employee’s signature: Fushun Li

                                                          Signature date: July 1, 2009